                                                                   EXHIBIT 23(d)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the use of our report dated January 10, 2000, with respect to the financial statements of IZ.com Incorporated included in the Current Report on Form 8-K/A of PopMail.com, inc. which is incorporated by reference in PopMail.com, inc.'s Registration Statement on Form S-8 expected to be filed with the Securities and Exchange Commission on or about
October 11, 2000.



                                          /s/ ERNST & YOUNG LLP




San Diego, California
October 5, 2000